CLOSING MEMORANDUM FOR
THE STOCK SWAP AGREEMENT
BY AND BETWEEN
MS. DO THI NGHIEU AND
PHI GROUP, INC.

September 28, 2018
08:00 A.M. Pacific Standard Time

I. GENERAL

This memorandum describes the principal transactions that have occurred in connection with the Stock Swap Agreement dated September 20, 2018 by and between PHI Group, Inc., a Nevada corporation with principal business address at 5348 Vegas Drive, Las Vegas, NV 89108, U.S.A., hereinafter referred to as "PHI" and Ms. Do Thi Nghieu, hereinafter referred to as "DTN," a majority shareholder of Vinafilms JSC, a Vietnamese Joint Stock Company with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam.

The Closing occurred on September 28, 2018 (the "Effective Date"), at 08:00 A.M. Pacific Standard Time, in accordance with the Closing Procedures of the referenced Stock Swap Agreement.

II. TRANSACTIONS PRIOR TO THE CLOSING

The following actions were taken prior to the Closing:

1. Effective August 6, 2018, a Business Cooperation Agreement was signed by and between PHI and the authorized representative of certain majority shareholders of Vinafilms JSC.
2. Effective September 20, 2018, a Stock Swap Agreement was signed by and between PHI and Ms. Do Thi Nghieu, the majority shareholder holding 76% of ownership in Vinafilms JSC, and attested by the Chairman of Vinafilms JSC.
3. Prior to the Closing Date, both parties have been satisfied with due diligence reviews of each other.

III. CLOSING DOCUMENTS AND TRANSACTIONS

The following documents were delivered at or prior to the Effective Date, but all such documents are deemed delivered at the Effective Date. All documents are dated as of the Effective Date and deemed delivered in Ho Chi Minh City, Vietnam, unless otherwise indicated. All transactions in connection with the Closing shall be considered as accomplished concurrently, so that none shall be effective until all are effective. Executed copies (or photocopies, or conformed copies, where necessary) of each document will be delivered to each party after the Closing.

IV. SCHEDULE OF CLOSING DOCUMENTS

1. Certificate(s) representing three million sixty thousand (3,060,000) shares of ordinary stock of Vinafilms JSC owned by DTN, which is fifty one percent (51%) of all the issued and

outstanding stock of Vinafilms JSC, along with duly executed stock powers, was delivered to PHI.

2. Certificate No. P-A-III-001 for fifty million (50,000,000) shares of Class A Series III Cumulative, Convertible, Redeemable Preferred Stock of PHI Group, Inc. registered in the name of Do Thi Nghieu (DTN) was delivered to the same.

V. FILING WITH VIETNAMESE GOVERNMENT AUTHORITIES, STATE JURISDICTIONS AND THE SECURITIES AND EXCHANGE COMMISSION

The necessary documents pertaining to the consummation of the referenced Stock Swap Agreement will be filed with the appropriate Vietnamese government authorities, state jurisdictions and the Securities and Exchange Commission as may be required by law.

Dated: September 28, 2018

"PHI": PHI Group, Inc.
A Nevada corporation, U.S.A.

By:____________________________
Henry D. Fahman, Chairman & CEO

Dated: September 28, 2018

"DTN": Do Thi Nghieu

By:____________________________
Do Thi Nghieu, an individual and
majority shareholder of Vinafilms JSC

Dated: September 28, 2018

ATTEST: Vinafilms JSC

By:____________________________
Do Thi Nghieu
Chairman, Vinafilms JSC.